UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2020

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 27, 2020, Vertex Energy, Inc. (the “Company”, “we” and “us”), Vertex Energy Operating, LLC, the Company’s wholly-owned subsidiary (“Vertex Operating”), Encina Business Credit, LLC, as agent (the “Agent”) for the lenders’ party thereto (the “Lenders”), and the Lenders, entered into a Fifth Amendment and Limited Waiver to Credit Agreement (the “Amendment and Waiver”), pursuant to which the Lenders agreed to amend that certain ABL Credit Agreement dated as of February 1, 2017, as amended to date (the “Revolving Credit Agreement”).

The Amendment and Waiver:

(1)	Provided for the Lender’s waiver of an event of default which occurred under the Revolving Credit Agreement, relating solely to the Company exceeding the $3 million capital expenditure limitation for 2020 set forth in the Revolving Credit Agreement;

(2)	Amended the capital expenditure limit set forth in the Revolving Credit Agreement to $4 million for 2020 (compared to $3 million previously) and $3 million thereafter; and

(3)	Amended the minimum required availability under the Revolving Credit Agreement to be $1 million prior to December 31, 2020 (which amount was previously $2 million) and $2 million thereafter.

Notwithstanding the technical default under the Revolving Credit Agreement discussed above, the Lenders did not take any action to accelerate amounts due under the Revolving Credit Agreement, such amounts due thereunder were not automatically accelerated in connection with the default, and as discussed above, such technical default was waived by the Lenders according to the Amendment and Waiver.

The foregoing description of the Amendment and Waiver does not purport to be complete and is qualified in its entirety by reference to the Amendment and Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Amendment and Waiver as set forth above in Item 1.01 are incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Fifth Amendment and Limited Waiver to Credit Agreement (ABL Credit Agreement), by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Encina Business Credit, LLC as Agent and the Lenders party thereto, dated November 27, 2020

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: December 1, 2020	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Fifth Amendment and Limited Waiver to Credit Agreement (ABL Credit Agreement), by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Encina Business Credit, LLC as Agent and the Lenders party thereto, dated November 27, 2020

* Filed herewith.